Exhibit 99.2

SUMMIT HEALTHCARE REIT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 30, 2021, through our wholly-owned subsidiary, Summit Healthcare REIT, Inc. (the “Company,” “we” or “us”) acquired eight skilled nursing facilities, located in Georgia (collectively, the “GA8 Properties”), for the purchase price of $130,000,000, which was funded through cash on hand plus the proceeds from the loans described below. The GA8 Properties are leased to eight tenants under eight separate 15-year triple net leases, each of which has two five-year renewal options.

We acquired the GA8 Properties subject to a $91 million first priority mortgage loan collateralized by those properties, a $20 million subordinated mortgage loan collateralized by those properties and a $12.75 million mezzanine loan secured by the equity interests of a wholly-owned subsidiary of the Company and the parent holding company for the applicable borrowers.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2021 presents the effects of the acquisition of the GA8 Properties, including the related financing, as though it had occurred on September 30, 2021, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 present the effects of the acquisition of the GA8 Properties as though it had occurred on January 1, 2020.

The unaudited pro forma financial statements are based on the estimates and assumptions as of the date of this Current Report on Form 8-K/A as set forth in the Notes to the Unaudited Pro Forma Financial Statements, and have been made solely for the purpose of developing such pro forma information. The unaudited pro forma financial statements are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition of the GA8 Properties occurred on the dates indicated, nor are they necessarily indicative of the Company’s future financial position or operating results. Assumptions underlying the adjustments to the unaudited pro forma financial statements are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial statements. The unaudited pro forma financial information should also be read in conjunction with the historical combined financial statements of the GA8 Properties included as Exhibit 99.1 in this Form 8-K/A.

SUMMIT HEALTHCARE REIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2021

		2021 Acquisition Transaction
		Accounting
	Historical	Adjustments	Notes	Pro Forma
ASSETS
Cash and cash equivalents	$17,000,000	$(5,639,000)	A	$11,361,000
Restricted cash	2,999,000			2,999,000
Real estate properties, net	62,835,000	130,531,000	B	193,366,000
Notes receivable	65,000			65,000
Tenant and other receivables, net	3,622,000			3,622,000
Deferred leasing commissions, net	484,000			484,000
Other assets, net	1,512,000	(223,000)	A	1,289,000
Equity-method investments	7,597,000			7,597,000
Total assets	$96,114,000	$124,669,000		$220,783,000

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$2,898,000	$		$2,898,000
Security deposits	1,182,000	3,394,000	A	4,576,000
Loans payable, net of debt issuance costs	59,329,000	121,275,000	A	180,604,000
Total liabilities	63,409,000	124,669,000		188,078,000

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at September 30, 2021	—			—
Common stock, $0.001 par value; 290,000,000 shares authorized; 23,027,978 shares issued and outstanding at September 30, 2021	23,000			23,000
Additional paid-in capital	116,391,000			116,391,000
Accumulated deficit	(83,910,000)			(83,910,000)
Total stockholders’ equity	32,504,000	-		32,504,000
Noncontrolling interests	201,000			201,000
Total equity	32,705,000	-		32,705,000
Total liabilities and equity	$96,114,000	$124,669,000		$220,783,000

See accompanying notes to the unaudited condensed consolidated pro forma financial statements

SUMMIT HEALTHCARE REIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Historical Summit Healthcare REIT, Inc.	GA8 Properties	2021 Acquisition Transaction Accounting Adjustments	Notes	Pro Forma
Revenues:
Total rental revenues	$4,061,000	$7,446,000	$3,509,000	AA	$15,016,000
Acquisition and asset management fees	789,000				789,000
Interest income from notes receivable	20,000				20,000
Total operating revenue	4,870,000	7,446,000	3,509,000		15,825,000

Expenses:
Property operating costs	694,000		1,196,000	AA	1,890,000
General and administrative	3,426,000				3,426,000
Depreciation and amortization	1,316,000		3,915,000	BB	5,231,000
Total operating expenses	5,436,000	-	5,111,000		10,547,000

Operating income (loss)	(566,000)	7,446,000	(1,602,000)		5,278,000

(Loss) income from equity-method investees	(595,000)				(595,000)
Gain on sale of equity-method investment	3,515,000				3,515,000
Other income	17,000				17,000
Interest expense	(1,767,000)		(6,923,000)	CC	(8,690,000)
Net income (loss)	604,000	7,446,000	(8,525,000)		(475,000)
Noncontrolling interests’ share in net (income) loss	(58,000)				(58,000)
Net income (loss) applicable to common stockholders	$546,000	$7,446,000	$(8,525,000)		$(533,000)

Earnings per common share:
Basic:
Net income applicable to common stockholders	$0.02				$(0.02)

Diluted:
Net income applicable to common stockholders	$0.02				$(0.02)

Weighted average shares used to calculate earnings per common share
Basic	23,027,978				23,027,978
Diluted	23,553,606				23,027,978

See accompanying notes to the unaudited condensed consolidated pro forma financial statements

SUMMIT HEALTHCARE REIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical	GA8 Properties	2021 Acquisition Transaction Accounting Adjustments	Notes	Pro Forma
Revenues:
Total rental revenues	$6,448,000	$9,150,000	$5,457,000	DD	$21,055,000
Acquisition and asset management fees	1,312,000				1,312,000
Interest income from notes receivable	27,000				27,000
Total operating revenue	7,787,000	9,150,000	5,457,000		22,394,000

Expenses:
Property operating costs	947,000		1,595,000	DD	2,542,000
General and administrative	4,063,000				4,063,000
Depreciation and amortization	1,667,000		5,220,000	EE	6,887,000
Total operating expenses	6,677,000	-	6,815,000		13,492,000

Operating income	1,110,000	9,150,000	(1,358 ,000)		8,902,000

Income from equity-method investees	555,000				555,000
Other income	58,000				58,000
Interest expense	(2,280,000)		(9,252,000)	FF	(11,532,000)
Net (loss) income	(557,000)	9,150,000	(10,610,000)		(2,017,000)
Noncontrolling interests’ share in net (income) loss	(56,000)				(56,000)
Net (loss) income applicable to common stockholders	$(613,000)	$9,150,000	$(10,610,000)		$(2,073,000)

Earnings per common share:
Basic and diluted:
Net loss applicable to common stockholders	$(0.03)				$(0.09)

Weighted average shares used to calculate earnings per common share:
Basic and diluted	23,027,978				23,027,978

See accompanying notes to the unaudited condensed consolidated pro forma financial statements

Notes to the Unaudited Condensed Consolidated Pro Forma Financial Statements

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2021  present the effects of the acquisition of the GA8 Properties, including the related financing, as though it had occurred on September 30, 2021, and unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2021 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020 present the effects of the acquisition of the GA8 Properties, including the related financing, as though it had occurred on January 1, 2020, the beginning of the earliest applicable reporting period..

The acquisition of the GA8 Properties was funded using available cash on hand plus the proceeds from these three loans: (1) a $91 million first priority mortgage loan with CIBC Bank USA ("CIBC") collateralized by the GA8 properties, which bears interest at the Secured Overnight Financing Rate (SOFR") with a minimum of 4% and matures in December 2024; (2) a $20 million subordinated loan from Oxford Finance LLC ("Oxford") collateralized by the GA8 properties, which bears interest at London Interbank Offer Rate ("LIBOR") plus 11.0% with a LIBOR floor of 100 basis points (or with a LIBOR replacement rate), and matures in March 2025; and (3) a $12.75 million mezzanine loan from Oxford secured by the equity interests of the wholly-owned subsidiary of the Company, Summit Georgia Holdings LLC, the parent holding company for the applicable borrowers, bears interest at LIBOR plus 11.0% with a LIBOR floor of 100 basis points (or with a LIBOR replacement rate), plus a monthly fee of 22% from net cash flows during the term of the loan which is recorded as interest expense, and matures in December 2026.

The unaudited pro forma financial statements are based on estimates and assumptions and have been made solely for the purpose of developing such pro forma information. The unaudited pro forma financial statements are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition of the GA8 Properties occurred on the dates indicated, nor are they necessarily indicative of the Company’s future financial position or operating results. Assumptions underlying the adjustments to the unaudited pro forma financial statements are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma financial statements.

NOTE 2. PRO FORMA ADJUSTMENTS

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2021

[A] The acquisition is summarized as follows: purchase price of $130.0 million plus closing costs of $531,000, paid with cash on hand of $9.2 million, CIBC loan of $91.0 million, Oxford loans of $20.0 million and $12.75 million, and net of debt issuance costs of $2.5 million.  $223,000 of the acquisition costs were paid prior to the closing and were recorded in other assets as of September 30, 2021 and we collected $3.4 million in security deposits from the new tenants.  Therefore, the net adjustment to cash is $5.6 million.

[B] Represents the relative fair value of the real estate acquired related to the GA8 Properties acquisition which are allocated to the acquired tangible assets, consisting of land, building and improvements, furniture and fixtures, and identified intangible lease assets consisting of the value of in-place leases.  The relative fair value allocation was provided by a third-party valuation company.

Allocation of Purchase Price:

Land	7,035,000
Building and improvements	102,786,000
Furniture and fixtures	7,458,000
Intangible lease assets	13,252,000
Total acquisition cost - purchase price plus acquisition costs	$130,531,000

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2021

[AA] Represents aggregate adjustments to total rental revenues related the GA8 Properties totaling $3.5 million.  This includes $2.3 million based on the calculation of rent on a straight-line basis utilizing the Company’s new lease terms for the nine months ended September 30, 2021 of $9.8 million less the GA8 Properties historical total rental revenues of $7.5 million, plus $1.2 million in tenant reimbursement revenue related to property tax and insurance expenses (also recorded as property operating costs) required to be paid to the Company under the new leases. Property tax and insurance expenses and the related tenant reimbursement revenues pursuant to the historical leases for the GA8 Properties are excluded from the historical statements of revenues and certain direct operating expenses as these were paid directly by the tenants. The Company recognizes rental revenue from operating leases on a straight-line basis over the life of the related leases. The pro forma adjustment reflects the estimated incremental straight-line rental income to be recognized over the remaining life of the leases as of the acquisition date as though it had occurred on January 1, 2020.

[BB] Record depreciation and amortization of real estate acquired related to the GA8 Properties which totaled $3,915,000 for the nine months ended September 30, 2021 based on the estimated remaining economic useful life for tangible assets and the weighted average remaining lease term for the related intangible assets.  The pro forma adjustment to depreciation and amortization reflects estimated useful lives of 39 years for the building, 7 years for site improvements, 5 years for furniture and fixtures, and 15 years for the intangible assets.

[CC] Represents additional interest expense of $6.3 million plus debt issuance costs amortization of $0.6 million related to the three loans as noted above in Note 1 for the GA8 Properties for the nine months ended September 30, 2021. The actual closing was funded utilizing available cash and proceeds from these loans. The interest rate upon acquisition was 4% for CIBC and 12% for the Oxford loans.  A 1/8% increase or decrease in the interest rate would not result in a significant increase or decrease in the estimated pro forma interest expense for the nine-month period.

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2020

[DD] Represents aggregate adjustments to total rental revenues related the GA8 Properties totaling $5.5 million.  This includes $3.9 million based on the calculation of rent on a straight-line basis utilizing the Company’s new lease terms for the year ended December 31, 2020 of $13.0 million less the GA8 Properties historical total rental revenues of $9.1 million, plus $1.6 million in tenant reimbursement revenue related to property tax and insurance expenses (also recorded as property operating costs) required to be paid to the Company under the new leases. Property tax and insurance expenses and the related tenant reimbursement revenues pursuant to the historical leases for the GA8 Properties are excluded from the historical statements of revenues and certain direct operating expenses as these were paid directly by the tenants. The Company recognizes rental revenue from operating leases on a straight-line basis over the life of the related leases. The pro forma adjustment reflects the estimated incremental straight-line rental income to be recognized over the remaining life of the leases as of the acquisition date as though it had occurred on January 1, 2020.

[EE] Record depreciation and amortization of real estate acquired related to the GA8 Properties which totaled $5,220,000 for the year ended December 31, 2020 based on the estimated remaining economic useful life for tangible assets and the weighted average remaining lease term for the related intangible assets. The pro forma adjustment to depreciation and amortization reflects estimated useful lives of 39 years for the building, 7 years for site improvements, 5 years for furniture and fixtures, and 15 years for the intangible assets.

[FF] Represents additional interest expense of $8.5 million plus debt issuance costs amortization of $0.8 million related to the three loans as noted above in Note 1 for the GA8 Properties for the year ended December 31, 2020. The actual closing was funded utilizing available cash and proceeds from the three loans. The interest rate upon acquisition was 4% for CIBC and 12% for the Oxford loans.  A 1/8% increase or decrease in the interest rate would not result in a significant increase or decrease in the estimated pro forma interest expense for the year ended December 31, 2020.